RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS5 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER


        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS5


           $ 3,210,712              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                   Prospectus Supplement dated March 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 24, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               8     $  1,401,413        0.97%     $ 175,177       80.76%
500 - 519 ................................               3          200,872        0.14         66,957       82.73
520 - 539 ................................               7          705,351        0.49        100,764       69.10
540 - 559 ................................               9          894,422        0.62         99,380       76.52
560 - 579 ................................               9        1,704,425        1.18        189,381       59.05
580 - 599 ................................              14        1,408,802        0.97        100,629       69.67
600 - 619 ................................              12          961,697        0.66         80,141       74.61
620 - 639 ...............................              25        3,755,926        2.60        150,237       67.31
640 - 659 ................................              44        5,730,151        3.96        130,231       70.86
660 - 679 ................................              65        8,644,131        5.98        132,987       67.37
680 - 699 ................................             104       13,781,304        9.53        132,513       67.46
700 - 719 ................................             130       16,660,338       11.52        128,156       67.87
720 - 739 ................................             108       15,230,955       10.53        141,027       64.13
740 - 759 ................................             153       20,440,353       14.13        133,597       65.85
760 - 779 ................................             152       21,211,451       14.67        139,549       60.45
780 - 799 ................................             142       17,453,235       12.07        122,910       61.56
800 or greater ...........................             102       14,403,999        9.96        141,216       57.87
                                                     -----     ------------      ------      ---------       -----
Subtotal with Credit Score ...............           1,087      144,588,824       99.97        133,016       64.54
Not Available ............................               1           46,824        0.03         46,824       90.00
                                                     -----     ------------      ------      ---------       -----
Total, Average or Weighted Average .......           1,088     $144,635,648      100.00%     $ 132,937       64.55%
                                                     =====     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the Mortgage Loans were 435 and 818, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 729.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             790     $117,980,539       81.57%     $ 149,342          729       64.63%
Second/Vacation ..........................              17        2,365,184        1.64        139,128          716       68.38
Non Owner-occupied .......................             281       24,289,925       16.79         86,441          729       63.81
                                                     -----     ------------      ------      ---------          ---       -----
Total, Average or Weighted Average .......           1,088     $144,635,648      100.00%     $ 132,937          729       64.55%
                                                     =====     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................             103     $ 12,727,015        8.80%     $123,563           741       76.39%
Rate/Term Refinance ......................             524       70,342,467       48.63       134,241           731       60.19
Equity Refinance .........................             461       61,566,166       42.57       133,549           724       67.09
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             775     $102,432,639       70.82%     $132,171           727       64.62%
Planned Unit Developments (detached) .....             119       20,679,600       14.30       173,778           728       66.36
Two-to-four family units .................             110       13,545,026        9.36       123,137           734       61.92
Condo Low-Rise (less than 5 stories) .....              58        5,171,944        3.58        89,171           752       65.75
Townhouse ................................              10        1,164,156        0.80       116,416           755       53.97
Planned Unit Developments (attached) .....              12          959,512        0.66        79,959           740       57.23
Condotel (1 to 4 stories) ................               1          326,956        0.23       326,956           692       75.00
Condo High-Rise (9 stories or more) ......               2          242,863        0.17       121,431           752       74.44
Condo Mid-Rise (5 to 8 stories) ..........               1          112,950        0.08       112,950           786       50.00
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======



                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska....................................               2     $    262,478        0.18%     $131,239           693       77.42%
Alabama...................................              21        1,411,165        0.98        67,198           691       76.56
Arkansas..................................               6          334,020        0.23        55,670           715       75.71
Arizona...................................              26        3,918,861        2.71       150,725           706       69.86
California................................             217       38,504,346       26.62       177,439           752       56.61
Colorado..................................              35        5,032,793        3.48       143,794           722       64.20
Connecticut...............................              14        3,696,151        2.56       264,011           740       54.04
District of Columbia......................               1           72,195        0.05        72,195           732       75.00
Florida...................................              95       10,120,667        7.00       106,533           732       67.38
Georgia...................................              10        1,091,454        0.75       109,145           762       75.14
Hawaii....................................               1           80,721        0.06        80,721           753       62.00
Iowa......................................               5          443,306        0.31        88,661           700       73.80
Idaho.....................................               6          541,190        0.37        90,198           728       71.79
Illinois..................................              44        5,880,510        4.07       133,648           684       64.07
Indiana...................................              17        1,155,707        0.80        67,983           700       66.58
Kansas....................................               5          449,390        0.31        89,878           749       76.29
Kentucky..................................               4          584,625        0.40       146,156           709       80.33
Louisiana.................................               9        1,396,417        0.97       155,157           620       66.14
Massachusetts.............................              15        2,637,305        1.82       175,820           730       60.25
Maryland..................................              22        2,610,501        1.80       118,659           745       68.97
Maine.....................................               1           51,848        0.04        51,848           605       68.00
Michigan..................................              23        3,905,393        2.70       169,800           731       73.27
Minnesota.................................              14        1,224,311        0.85        87,451           705       64.68
Missouri..................................              11          898,294        0.62        81,663           737       65.71
Mississippi...............................              10          874,396        0.60        87,440           672       72.40
Montana...................................               1           89,579        0.06        89,579           732       84.00
North Carolina............................              20        3,527,774        2.44       176,389           735       67.53
North Dakota..............................               2          134,782        0.09        67,391           760       77.04
Nebraska..................................               4          287,869        0.20        71,967           725       82.18
New Hampshire.............................               6          541,256        0.37        90,209           752       57.07
New Jersey................................              33        5,586,511        3.86       169,288           723       63.02
New Mexico................................              12        1,212,975        0.84       101,081           767       73.79
Nevada....................................              15        1,923,128        1.33       128,209           749       73.52
New York..................................              39        5,976,590        4.13       153,246           717       63.91
Ohio......................................              20        1,822,224        1.26        91,111           731       63.30
Oklahoma..................................              10          804,555        0.56        80,455           732       73.47
Oregon....................................              15        1,866,137        1.29       124,409           763       70.05
Pennsylvania..............................              16        1,859,994        1.29       116,250           748       63.17
Rhode Island..............................               7          504,103        0.35        72,015           660       64.60
South Carolina............................              16        1,756,247        1.21       109,765           725       78.04
South Dakota..............................               1           44,242        0.03        44,242           773       80.00
Tennessee.................................              18        2,010,712        1.39       111,706           708       80.13
Texas.....................................             155       16,965,883       11.73       109,457           710       67.09
Utah......................................              11        1,331,542        0.92       121,049           699       72.46
Virginia..................................              30        3,314,642        2.29       110,488           739       67.57
Vermont...................................               2          181,070        0.13        90,535           692       73.53
Washington................................              33        4,947,375        3.42       149,920           729       69.55
Wisconsin.................................               5          519,997        0.36       103,999           698       71.32
West Virginia.............................               2          171,090        0.12        85,545           751       63.79
Wyoming...................................               1           77,326        0.05        77,326           749       79.00
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average........           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======


----------
No more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Connecticut and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Connecticut.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation........................             398     $ 47,833,994       33.07%     $120,186           726       67.45%
Reduced Documentation.....................             690       96,801,653       66.93       140,292           730       63.12
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average........           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======


         No more than 30.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 7.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
4.875 - 4.999.............................               3     $    604,495        0.42%     $201,498           728       61.18%
5.000 - 5.124.............................               6        1,078,330        0.75       179,722           778       57.42
5.125 - 5.249.............................               3          532,952        0.37       177,651           741       54.54
5.250 - 5.374.............................              16        2,011,532        1.39       125,721           745       54.78
5.375 - 5.499.............................              82       13,199,987        9.13       160,975           730       56.63
5.500 - 5.624.............................             116       18,156,495       12.55       156,522           740       63.10
5.625 - 5.749.............................             147       23,971,406       16.57       163,071           740       63.55
5.750 - 5.874.............................             153       23,687,079       16.38       154,818           732       64.77
5.875 - 5.999.............................             181       23,756,032       16.42       131,249           730       65.79
6.000 - 6.124.............................             100       10,928,399        7.56       109,284           729       65.04
6.125 - 6.249.............................              48        5,324,019        3.68       110,917           712       68.24
6.250 - 6.374.............................              74        7,180,248        4.96        97,030           713       66.01
6.375 - 6.499.............................              46        4,233,104        2.93        92,024           704       71.47
6.500 - 6.624.............................              45        3,934,080        2.72        87,424           702       70.47
6.625 - 6.749.............................              19        1,431,724        0.99        75,354           659       81.81
6.750 - 6.874.............................              19        1,979,745        1.37       104,197           688       71.33
6.875 - 6.999.............................              19        1,587,932        1.10        83,575           711       74.04
7.000 - 7.124.............................               2          192,691        0.13        96,345           706       61.45
7.125 - 7.249.............................               2           83,620        0.06        41,810           753       70.10
7.250 - 7.374.............................               2          228,666        0.16       114,333           786       75.99
7.625 - 7.749.............................               1          266,450        0.18       266,450           557       88.00
7.750 - 7.874.............................               1           51,734        0.04        51,734           715       90.00
7.875 - 7.999.............................               1           84,068        0.06        84,068           643       95.00
8.750 - 8.874.............................               1           37,963        0.03        37,963           706       75.00
9.250 - 9.374.............................               1           92,899        0.06        92,899           623       72.00
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average........           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======


         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.8099% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
4.595.....................................               3     $    604,495        0.42%     $201,498           728       61.18%
4.720.....................................               6        1,078,330        0.75       179,722           778       57.42
4.845.....................................               3          532,952        0.37       177,651           741       54.54
4.970.....................................              16        2,011,532        1.39       125,721           745       54.78
5.095.....................................              82       13,199,987        9.13       160,975           730       56.63
5.220.....................................             116       18,156,495       12.55       156,522           740       63.10
5.345.....................................             147       23,971,406       16.57       163,071           740       63.55
5.470.....................................             152       23,638,946       16.34       155,519           732       64.74
5.479.....................................               1           48,132        0.03        48,132           717       80.00
                                                       ---     ------------       -----      --------           ---       -----
Total, Average or Weighted
Average...................................             526     $ 83,242,275       57.55%     $158,255           737       62.33%
                                                       ===     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 3.857070142%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less...........................             443     $ 26,962,512       18.64%     $ 60,863           719       65.01%
100,001-200,000...........................             436       54,121,352       37.42       124,132           734       64.33
200,001-300,000...........................             104       22,680,764       15.68       218,084           732       65.00
300,001-400,000...........................              58       18,138,277       12.54       312,729           722       62.54
400,001-500,000...........................              24        9,701,959        6.71       404,248           717       70.27
500,001-600,000...........................              13        6,347,757        4.39       488,289           755       66.36
600,001-700,000...........................               5        2,809,106        1.94       561,821           762       73.55
700,001-800,000...........................               1          673,437        0.47       673,437           662       42.00
800,001-900,000...........................               2        1,483,071        1.03       741,535           692       37.01
900,001-1,000,000.........................               2        1,717,413        1.19       858,706           738       58.48
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average........           1,088     $144,635,648      100.00%     $132,937           729       64.55%
                                                     =====     ============      ======





                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less.............................             241     $ 29,959,187       20.71%     $124,312          746
50.01-55.00...............................              77       10,130,113        7.00       131,560          726
55.01-60.00...............................              81       12,990,517        8.98       160,377          746
60.01-65.00...............................              84       10,266,469        7.10       122,220          728
65.01-70.00...............................             121       16,198,893       11.20       133,875          727
70.01-75.00...............................             146       20,530,392       14.19       140,619          731
75.01-80.00...............................             244       35,541,101       24.57       145,660          718
80.01-85.00...............................              20        1,935,200        1.34        96,760          693
85.01-90.00...............................              54        5,329,052        3.68        98,686          695
90.01-95.00...............................              16        1,507,191        1.04        94,199          674
95.01-100.00..............................               4          247,533        0.17        61,883          749
                                                     -----     ------------      ------      --------          ---
Total, Average or Weighted Average........           1,088     $144,635,648      100.00%     $132,937          729
                                                     =====     ============      ======


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 64.55%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         87        79          72           64
March 2007.......................................   88         75        62          51           41
March 2008.......................................   82         64        49          36           26
March 2009.......................................   75         54        38          25           16
March 2010.......................................   68         45        29          17           10
March 2011.......................................   61         37        21          12            6
March 2012.......................................   53         30        16           8            4
March 2013.......................................   45         23        11           5            2
March 2014.......................................   36         17         7           3            1
March 2015.......................................   27         12         5           2            1
March 2016.......................................   17          7         2           1            *
March 2017.......................................    6          2         1           *            *
March 2018.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    7.05       5.03      3.71        2.82         2.20

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $83,242,275.33        $61,393,372.58
Weighted average mortgage rate .................         5.5678611422%         6.1380000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                   179
Weighted average remaining term
to maturity (months) ...........................                  151                   150

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:




                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$2,392,363....................        4.398%           6.413%          9.000%          12.157%          15.887%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio..   92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days..........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days..........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2).....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending...     273        32,685        446        55,203        602        81,640       769       102,671
                          -----   -----------      -----   -----------      -----   -----------     -----   -----------
Total Delinquent Loans.   2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                          =====   ===========      =====   ===========      =====   ===========     =====   ===========
Percent of Loan
Portfolio..............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio...  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days..........    2,182       284,482     2,032       282,672
60 to 89 days..........      526        70,816       409        51,071
90 days or more(2).....      696        94,223       555        70,963
Foreclosures Pending...      787       103,707       747        88,396
                           -----   -----------     -----   -----------
Total Delinquent Loans.    4,191   $   553,228     3,743   $   493,102
                           =====   ===========     =====   ===========
Percent of Loan
Portfolio..............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio...   37,066  $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days..........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days..........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2).....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending...      80        12,263        113        19,378        198        34,074       251        41,335
                            ---   -----------      -----   -----------      -----   -----------     -----   -----------
Total Delinquent Loans.     795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                            ===   ===========      =====   ===========      =====   ===========     =====   ===========
Percent of Loan
Portfolio..............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio...   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days..........      934       142,682       946       161,218
60 to 89 days..........      216        35,031       186        26,348
90 days or more(2).....      258        43,618       225        34,430
Foreclosures Pending...      279        44,333       268        42,461
                           -----   -----------     -----   -----------
Total Delinquent Loans.    1,687   $   265,664     1,625   $   264,457
                           =====   ===========     =====   ===========
Percent of Loan
Portfolio..............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:07                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS5(POOL # 4668) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4668
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G6U0    97,539,589.00  53,561,021.38     3.100000  %  1,546,389.30
A-2     76110G6V8    53,203,411.00  29,215,101.92     9.900000  %    843,485.05
A-3     76110G6W6    46,875,000.00  25,740,039.54     4.000000  %    743,154.65
A-4     76110G6X4             0.00           0.00     4.900000  %          0.00
A-5     76110G6Y2    45,312,500.00  24,882,038.22     3.100000  %    718,382.83
A-6     76110G6Z9     7,812,500.00   4,290,006.59    10.780000  %    123,859.11
A-P     76110G7A3     4,986,348.82   3,241,665.28     0.000000  %     58,422.27
A-V     76110G7B1             0.00           0.00     0.130154  %          0.00
R-I     76110G7C9           100.00           0.00     5.500000  %          0.00
R-II    76110G7D7           100.00           0.00     5.500000  %          0.00
M-1     76110G7E5     3,930,700.00   3,590,009.74     5.500000  %     15,890.63
M-2     76110G7F2       524,100.00     478,674.05     5.500000  %      2,118.77
M-3     76110G7G0       786,000.00     717,874.08     5.500000  %      3,177.56
B-1     76110G7H8       393,100.00     359,028.37     5.500000  %      1,589.18
B-2     76110G7J4       262,000.00     239,291.36     5.500000  %      1,059.19
B-3     76110G7K1       393,046.35     358,979.37     5.500000  %      1,588.96

-------------------------------------------------------------------------------
                  262,018,495.17   146,673,729.90                  4,059,117.50
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       138,365.97  1,684,755.27            0.00       0.00     52,014,632.08
A-2       241,024.59  1,084,509.64            0.00       0.00     28,371,616.87
A-3        85,800.13    828,954.78            0.00       0.00     24,996,884.89
A-4        63,063.10     63,063.10            0.00       0.00              0.00
A-5        64,278.60    782,661.43            0.00       0.00     24,163,655.39
A-6        38,538.56    162,397.67            0.00       0.00      4,166,147.48
A-P             0.00     58,422.27            0.00       0.00      3,183,243.01
A-V        15,908.45     15,908.45            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        16,454.21     32,344.84            0.00       0.00      3,574,119.11
M-2         2,193.92      4,312.69            0.00       0.00        476,555.28
M-3         3,290.26      6,467.82            0.00       0.00        714,696.52
B-1         1,645.55      3,234.73            0.00       0.00        357,439.19
B-2         1,096.75      2,155.94            0.00       0.00        238,232.17
B-3         1,645.32      3,234.28            0.00       0.00        357,390.41

-------------------------------------------------------------------------------
          673,305.41  4,732,422.91            0.00       0.00    142,614,612.40
===============================================================================

















































Run:        04/04/05     17:05:07
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS5(POOL # 4668) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4668
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     549.120843   15.853966     1.418562    17.272528   0.000000  533.266878
A-2     549.120844   15.853966     4.530247    20.384213   0.000000  533.266878
A-3     549.120844   15.853966     1.830403    17.684369   0.000000  533.266878
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     549.120843   15.853966     1.418562    17.272528   0.000000  533.266878
A-6     549.120844   15.853966     4.932936    20.786902   0.000000  533.266878
A-P     650.108005   11.716443     0.000000    11.716443   0.000000  638.391563
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     913.325803    4.042695     4.186076     8.228771   0.000000  909.283109
M-2     913.325810    4.042702     4.186071     8.228773   0.000000  909.283109
M-3     913.325806    4.042697     4.186081     8.228778   0.000000  909.283109
B-1     913.325795    4.042686     4.186085     8.228771   0.000000  909.283109
B-2     913.325818    4.042710     4.186069     8.228779   0.000000  909.283109
B-3     913.325811    4.042704     4.186071     8.228775   0.000000  909.283107

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:07                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS5 (POOL #  4668)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4668
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,545.43
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,639.82

SUBSERVICER ADVANCES THIS MONTH                                       39,947.22
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,556,552.28

 (B)  TWO MONTHLY PAYMENTS:                                    2     181,474.96

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     837,304.14


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        799,658.95

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     142,614,612.41

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,075

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,409,349.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         95.99541600 %     3.33716000 %    0.65267250 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            95.89874700 %     3.34143244 %    0.68353470 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,995,980.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,995,980.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80964172
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              150.90

POOL TRADING FACTOR:                                                54.42921589